EXHIBIT 2.3

SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Second Amendment (this “Amendment”), dated as of August 8, 2010, is made and entered into by and among (i) Popular, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Stockholder”), (ii) AP Carib Holdings, Ltd., an exempted company organized under the laws of the Cayman Islands with limited liability (“Parent”), (iii) Carib Acquisition, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (“Merger Sub”) and (iv) EVERTEC, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”). Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement (as defined below).

WHEREAS, the Stockholder, Parent, Merger Sub and the Company are parties to that certain Agreement and Plan of Merger, dated as of 11:59 P.M., June 30, 2010 (the “Merger Agreement”), as amended by the Amendment to Agreement and Plan of Merger by and among Popular, Inc., AP Carib Holdings, Ltd., Carib Acquisition, Inc. and EVERTEC, Inc., dated August 5, 2010 (the “First Amendment”);
WHEREAS, the Parties have finalized negotiation of certain Ancillary Agreements and therefore desire to amend the Merger Agreement to attach such forms of agreements and to refine the terms and conditions of the Merger Agreement relating to the completion of the other Ancillary Agreements;
WHEREAS, Section 9.3 of the Merger Agreement provides, among other things, that the Merger Agreement may be amended only in a writing signed by Parent, Merger Sub, the Company and Stockholder (collectively, the “Parties”); and
WHEREAS, the Parties desire to amend the Merger Agreement as set forth in this Amendment;
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
A. Amendments to the Merger Agreement. The Merger Agreement is hereby amended as follows:
1. Table of Contents. The list of Exhibits set forth in the Table of Contents of the Merger Agreement is hereby amended and restated by deleting the list of Exhibits and replacing the list with the list set forth in Exhibit A to this Amendment.
Section 1.1 — Definitions. (a) Section 1.1 of the Merger Agreement is hereby amended by amending and restating the following definitions as set forth below:
“Amended ATH Network Participation Agreement” means (i) the amended and restated ATH Network Participation Agreement to be entered into by BPPR and the Company at or prior to Closing, substantially in the form attached hereto as Exhibit 1.1(a)(E)(1), except that such agreement shall be modified to incorporate the provisions of the Assignment/Change in Control Rider mutatis mutandis (ii) the ATH Fee Schedule, substantially in the form attached hereto as Exhibit 1.1(a)(E) (2), and (iii) the New ATH Network Riders, substantially in the form attached hereto as Exhibit 1.1(a)(E)(3).
“Amended EVERTEC Articles” means the amended and restated Certificate of Incorporation of the Company.
“Amended EVERTEC By-laws” means the amended and restated By-laws of the Company.

“Amended & Restated Centro Europa Building Lease” means the amended and restated lease with respect to the premises covered by the Centro Europa Building Lease, substantially in the form attached hereto as Exhibit 1.1(a)(I).
“Amended & Restated Holdco Articles” means the amended and restated Certificate of Incorporation of Holdco, substantially in the form attached hereto as Exhibit 1.1(a)(N).
“Amended & Restated Holdco By-Laws” means the amended and restated By-laws of Holdco substantially in the form attached hereto as Exhibit 1.1(a)(O).
“Amended and Restated ISO Agreement” means (i) the amended and restated Independent Sales Organization Sponsorship and Services Agreement between BPPR and the Company to be entered into at or prior to Closing, substantially in the form attached hereto as Exhibit 1.1(a)(L)(1), except that such agreement shall be modified to incorporate the provisions of the Assignment/Change in Control Rider mutatis mutandis, and (ii) the Merchant Application Approval Policy.
“Amended & Restated Master Services Agreement” means (i) the Amended and Restated Master Services Agreement to be entered into among Stockholder, BPPR and the Company, substantially in the form attached hereto as Exhibit 1.1(a)(B), as such agreement may further be amended, extended, supplemented or renewed following the Closing, (i) the New Service Addenda, (iii) the Amended & Restated MSA Service Addenda, (iv) the MSA Outsourcing Policies and Procedures, and (v) the MSA Exhibit B.
“Amended and Restated TicketPop Service Agreement” means the amended and restated TicketPop Service Agreement between BPPR and the Company to be entered into at or prior to Closing, substantially in the form attached hereto as Exhibit 1.1(a)(U), except that such agreement shall be modified to incorporate the provisions of the Assignment/Change in Control Rider mutatis mutandis.
“Ancillary Agreements” means, collectively, the Stockholder Agreement, the Amended & Restated Holdco Articles, the Amended & Restated Holdco By-laws, the Amended & Restated Master Services Agreement, the New Service Addenda, the Amended & Restated MSA Service Addenda, the MSA Outsourcing Policies and Procedures, the IP Purchase and Sale Agreement, the Transition Services Agreement, the Amended ATH Network Participation Agreement, the New ATH Network Riders, the ATH Fee Schedule, ATH Support Agreement, the Third Tres Monjitas Sublease Amendment, the Third Cupey Center Lease Amendment, the Amended & Restated Centro Europa Building Lease, the Amended and Restated TicketPop Service Agreement, the Amended and Restated ISO Agreement, the Merchant Application Approval Policy, the Third Party Master Beneficiary Escrow Service Agreement, and the Technology Agreement.
“Assignment/Change in Control Rider” means the rider attached hereto as Exhibit 1.1(a)(X).
“Collocation Services Addendum” means the Collocation Services Addendum to the Amended & Restated Master Services Agreement among Popular, BPPR, and the Company to be entered into at or prior to Closing, substantially in the form attached hereto as Exhibit 1.1(a)(P)(1).
“Disaster Recovery Services Addendum” means the Disaster Recovery Services Addendum to the Amended & Restated Master Services Agreement among Popular, BPPR, and the Company to be entered into at or prior to Closing, substantially in the form attached hereto as Exhibit 1.1(a)(P)(2).
“Stockholder Agreement” means (i) the Stockholder Agreement among Holdco, the Stockholder, Parent, and the other stockholders of Holdco to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(H) and (ii) the Business Plan.
“Technology Escrow Agent” means Iron Mountain Intellectual Property Management, Inc. or such other escrow agent as Parent and Stockholder mutually agree.

“Transition Services Agreement” means the Transition Services Agreement between Stockholder and the Company to be entered into at or prior to the Closing, substantially in the form attached hereto as Exhibit 1.1(a)(D).
(b) Section 1.1 of the Merger Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:
“Amended & Restated Leases” means the Amended & Restated Centro Europa Building Lease, the Third Cupey Center Lease Amendment, and the Third Tres Monjitas Sublease Amendment.
“Amended & Restated MSA Service Addenda” means (i) the Amended and Restated Service Addendum — Information Security Help Desk Service Addendum, (ii) the Amended and Restated Service Addendum — Hosting and Maintenance Services, (iii) the Amended and Restated Service Addendum — Anti-SPAM and Anti-Virus Management Services, (iv) the Amended and Restated Service Addendum — EZ Statement Service, (v) the Amended and Restated Service Addendum — ATM Driving and Card Management Services, and (vi) the Dedicated Resources Services Addendum.
“Amended and Restated Service Addendum — Information Security Help Desk Service Addendum” means the Amended and Restated Information Security Help Desk Service Addendum among Stockholder, BPPR, Popular Mortgage, Popular Auto, Popular Securities, Popular Insurance and Popular Risk and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(M)(1).
“Amended and Restated Service Addendum — Hosting and Maintenance Services” means the Amended and Restated Service Addendum — Hosting and Maintenance Services between Banco Popular North America and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(M)(2).
“Amended and Restated Service Addendum — Anti-SPAM and Anti-Virus Management Services” means the Amended and Restated Service Addendum — Anti-SPAM and Anti-Virus Management Services between Banco Popular North America and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a) (M)(3).
“Amended and Restated Service Addendum — EZ Statement Service” means the Amended and Restated Service Addendum — EZ Statement Service between BPPR and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(M)(4).
“Amended and Restated Service Addendum — ATM Driving and Card Management Services” means the Amended and Restated Service Addendum — ATM Driving and Card Management Services between Banco Popular North America and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(M)(5).
“ATH Fee Schedule” means Schedule F to the Amended ATH Network Participation Agreement, substantially in the form attached hereto as Exhibit 1.1(a)(E)(2).
“ATH Support Agreement” means an agreement between the Company and Stockholder to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(W) , except that such agreement shall be modified to incorporate the provisions of the Assignment/Change in Control Rider mutatis mutandis.
“Business Plan” means the business plan to be attached as Exhibit B to the Stockholder Agreement, substantially in the form attached hereto as Exhibit 1.1(a)(V).
“Dedicated Resources Services Addendum” means the Dedicated Resources Services Addendum by and among Stockholder, BPPR, Popular Insurance, Popular Insurance, Inc., Popular Mortgage, Inc., Popular Auto, Inc. and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(M)(6).

“Merchant Application Approval Policy” means the merchant application approval policy to be attached as Exhibit B to the Amended and Restated ISO Agreement, substantially in the form attached hereto as Exhibit 1.1(a)(L)(2).
“Mobile Banking Service Rider” means a new service rider to the Amended ATH Network Participation Agreement providing for the development of a service that will allow users subscribing to the service to access their designated banking account information and perform certain banking transactions.
“MSA Exhibit B” means Exhibit B to the Amended and Restated Master Services Agreement to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(S).
“MSA Outsourcing Policies and Procedures” means the “Outsourcing Policy” to be attached as Schedule F to the Amended and Restated Master Services Agreement to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(T).
“New ATH Network Riders” means (i) the new service riders to the Amended ATH Network Participation Agreement with respect to the following services: (A) ATM Terminal Driving Services; (B) NYCE POS Terminals; and (C) Mobile Phone ATM Airtime, in each case, substantially in the form attached hereto as Exhibit 1.1(a)(E)(3).
“New Service Addenda” means (i) the Collocation Services Addendum, (ii) the Disaster Recovery Service Addendum and (iii) the Transition Assistance Addendum.
“Technology Agreement” means the Technology Agreement between Stockholder and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(F)(2), except that such agreement shall be modified to incorporate the provisions of the Assignment/Change in Control Rider mutatis mutandis.
“Third Cupey Center Lease Amendment” means the Third Amendment to the Master Lease Agreement, dated April 1, 2004, as amended by the First Amendment, dated January 1, 2006, and the Second Amendment, dated April 23, 2010, between BPPR and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(J).
“Third Tres Monjitas Sublease Amendment” means the Third Amendment to the Sublease Agreement, dated April 1, 2004, as amended by the First Amendment, dated January 1, 2008, and the Second Amendment, dated February 9, 2010, between BPPR and the Company to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(K).
“Third Party Master Beneficiary Escrow Services Agreement” means the Third Party Master Beneficiary Services Agreement(s) among Stockholder, the Company and the Technology Escrow Agent to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(F)(1), except that such agreement shall be modified to incorporate the provisions of the Assignment/Change in Control Rider mutatis mutandis, subject to the approval of the Technology Escrow Agent.
“Transition Assistance Addendum” means the Transition Assistance Service Addendum to the Amended & Restated Master Services Agreement to be entered into at Closing, substantially in the form attached hereto as Exhibit 1.1(a)(P)(3).
(c) Section 1.1 of the Merger Agreement is hereby amended by deleting the following definitions contained therein:
(i) “ATH Network Support Agreement”,
(ii) “Technology Escrow Agreement”,
(iii) “Amended & Restated Cupey Center Lease”, and

(iv) “Amended & Restated Tres Monjitas Lease”;
2. Section 2.6. Closing Deliveries by Parent. Section 2.6(a) of the Merger Agreement is hereby amended and restated as set forth below:
“(a) a duly executed counterpart of (or in the event that the terms of any Ancillary Agreement do not require an executed counterpart, a copy of) each of the Ancillary Agreements to which Parent is a party;”
3. Section 2.7. Closing Deliveries by Stockholder. Sections 2.7(a), (f) and (g) of the Merger Agreement are hereby amended and restated as set forth below:
“(a) a duly executed counterpart of (or in the event that the terms of any Ancillary Agreement do not require an executed counterpart, a copy of), or a duly adopted copy of, as the case may be, each of the Ancillary Agreements to which Stockholder or any of its Affiliates is a party;
(f)[INTENTIONALLY OMITTED]; and
(g)[INTENTIONALLY OMITTED];”
4. Section 5.17 Certain Ancillary Agreement and Organizational Documents. Section 5.17 of the Merger Agreement is hereby amended and restated as follows:
“Section 5.17 Certain Ancillary Agreement and Organizational Documents. Prior to the Closing, each of Parent, Merger Sub, the Company and Stockholder shall promptly (a) negotiate in good faith and finalize the terms and conditions of the Amended EVERTEC Articles and Amended EVERTEC By-laws, in each case, on terms and conditions reasonably satisfactory to Parent and Stockholder, (b) negotiate in good faith and finalize the terms and conditions of the Mobile Banking Service Rider, which will have a duration that will commence upon completion of the development and testing of mobile banking service and be coterminous with the term of the Amended ATH Network Participation Agreement and contain such other terms and conditions reasonably satisfactory to Parent and Stockholder, (c) select and appoint the Technology Escrow Agent and (d) complete Schedule 1 to the Stockholder Agreement in a manner consistent with the issuance of capital stock contemplated by Section 2.8. In addition, the Parties agree and acknowledge that the services covered by the Services Agreement for Merchant and Electronic Payment Services to Government Entities entered into on June 30, 2010 is to be incorporated into the Amended and Restated ISO Agreement and therefore such Services Agreement for Merchant and Electronic Payment Services to Government Entities shall be terminated prior to the Closing.”
5. Section 5.18 ATH Network Participation Agreement. Section 5.18 of the Merger Agreement is hereby amended and restated as follows:
“Section 5.18 Amended ATH Network Participation Agreement. From the date hereof until the Closing Date, if BPPR desires to (i) implement any “Development Project” (as such term is defined in the Amended ATH Network Participation Agreement), Stockholder shall cause BPPR to grant the Company a right of first refusal with respect to the Development Project (the notice periods and other terms relating to the trigger and exercise of the right of first refusal shall be the same as those set forth in Section 2.10 of the Amended ATH Network Participation Agreement) and (ii) modify, change, enhance or upgrade any service provided under the 2000 ATH Network Participation Agreement (or any rider thereto) or obtain a new Service (as such term is defined in the Amended ATH Network Participation Agreement), Stockholder shall cause BPPR to obtain any of the foregoing from the Company.”
6. Section 5.19 Completion of Master Service Agreement and Service Addenda, Statements of Work and Related Documents. Section 5.19 of the Merger Agreement is hereby amended and restated as set forth below:
“Section 5.19 [Intentionally Omitted]”.
7. Section 8.1 Termination. Section 8.1 of the Merger Agreement is hereby amended by deleting Section 8.1(f).

8. Exhibits. The Exhibits attached to the Merger Agreement are hereby amended as follows:
(a) Each of the Exhibits to the Merger Agreement set forth in the following table are hereby deleted from the Merger Agreement and replaced with the Exhibit to this Agreement set forth opposite such Exhibit to the Merger Agreement in the corresponding row to such table:

Exhibit to Merger Agreement being Deleted	Replacement Exhibit from this Amendment
Exhibit 1.1(a)(B) — Form of Amended and Restated Master Services Agreement	Exhibit 1.1(a)(B) — Form of Amended and Restated Master Services Agreement
Exhibit 1.1(a)(D) — Form of Transition Services Agreement	Exhibit 1.1(a)(D) — Form of Transition Services Agreement
Exhibit 1.1(a)(E) — Form of Amendment to the ATH Network Participation Agreement	Exhibit 1.1(a)(E)(1) — Form of Amended ATH Network Participation Agreement Exhibit 1.1(a)(E)(2) — Form of ATH Fee Schedule Exhibit 1.1(a)(E)(3) —Form of New ATH Network Riders
Exhibit 1.1(a)(F) — Technology Escrow Term Sheet	Exhibit 1.1(a)(F)(1) — Form of Third-Party Master Beneficiary Escrow Services Agreement. Exhibit 1.1(a)(F)(2) — Form of Technology Agreement
(b) The following Exhibits to this Agreement are hereby attached to the Merger Agreement and incorporated therein as additional exhibits:

New Exhibit to Merger Agreement	Exhibit from this Amendment
Exhibit 1.1(a)(H) — Form of Stockholder Agreement	Exhibit 1.1(a)(H) — Form of Stockholder Agreement
Exhibit 1.1(a)(I) — Form of Amended & Restated Centro Europa Building Lease	Exhibit 1.1(a)(I) — Form of Amended & Restated Centro Europa Building Lease
Exhibit 1.1(a)(J) — Form of Third Cupey Center Lease Amendment	Exhibit 1.1(a)(J) — Form of Third Cupey Center Lease Amendment
Exhibit 1.1(a)(K) — Form of Third Tres Monjitas Sublease Amendment	Exhibit 1.1(a)(K) — Form of Third Tres Monjitas Sublease Amendment
Exhibit 1.1(a)(L)(1) — Form of Amended and Restated ISO Agreement	Exhibit 1.1(a)(L)(1) — Form of Amended and Restated ISO Agreement
Exhibit 1.1(a)(L)(2) — Form of Merchant Application Approval Policy	Exhibit 1.1(a)(L)(2) — Form of Merchant Application Approval Policy
Exhibit 1.1(a)(M)(1)-(6) — Form of Amended & Restated MSA Service Addenda	Exhibit 1.1(a)(M)(1)-(6) — Form of Amended & Restated MSA Service Addenda
Exhibit 1.1(a)(N) — Form of Holdco Certificate of Incorporation	Exhibit 1.1(a)(N) — Form of Holdco Certificate of Incorporation
Exhibit 1.1(a)(O) — Form of Holdco By-laws	Exhibit 1.1(a)(O) — Form of Holdco By-laws
Exhibit 1.1(a)(P)(1)-(3) — Form of New Service Addenda	Exhibit 1.1(a)(P)(1)-(3) — Form of New Service Addenda
Exhibit 1.1(S) — Form of MSA Exhibit B	Exhibit 1.1. (S) — Form of MSA Exhibit B
Exhibit 1.1(T) — Form of MSA Outsourcing Policies and Procedures	Exhibit 1.1(T) — Form of MSA Outsourcing Policies and Procedures

Exhibit 1.1(a)(U) — Form of Amended and Restated TicketPop Service Agreement	Exhibit 1.1(a)(U) — Form of Amended and Restated TicketPop Service Agreement
Exhibit 1.1(a)(V) — Form of Business Plan	Exhibit 1.1(a)(V) — Form of Business Plan
Exhibit 1.1(a)(W) — Form of ATH Support Agreement	Exhibit 1.1(a)(W) — Form of ATH Support Agreement
Exhibit 1.1(a)(X) — Form of Assignment/Change in Control Rider	Exhibit 1.1(a)(X) — Form of Assignment/Change in Control Rider
B. Miscellaneous. This Amendment, the First Amendment and the Merger Agreement (including all Schedules and Exhibits to each of the foregoing) and the Ancillary Agreements (including all schedules and exhibits thereto), together, contain the entire understanding between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement. Except as specifically amended hereby and by the First Amendment, the Merger Agreement, as amended hereby and by the First Amendment, shall remain in full force and effect. The terms and provisions of Article IX of the Merger Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

* * * * *

EXHIBITS TO THIS AMENDMENT

Exhibit A	Table of Contents
Exhibit 1.1(a)(B)	Form of Amended and Restated Master Services Agreement
Exhibit 1.1(a)(D)	Form of Transition Services Agreement
Exhibit 1.1(a)(E)(1)	Form of Amendment to the ATH Network Participation Agreement
Exhibit 1.1(a)(E)(2)	Form of ATH Fee Schedule
Exhibit 1.1(a)(E)(3)	Form of ATH Network Riders
Exhibit 1.1(a)(F)(1)	Form of Third-Party Master Beneficiary Escrow Services Agreement
Exhibit 1.1(a)(F)(2)	Form of Technology Agreement
Exhibit 1.1(a)(H)	Form of Stockholder Agreement
Exhibit 1.1(a)(I)	Form of Amended and Restated Centro Europa Building Lease
Exhibit 1.1(a)(J)	Form of Third Cupey Center Lease Amendment
Exhibit 1.1(a)(K)	Form of Tres Monjitas Sublease Amendment
Exhibit 1.1(a)(L)(1)	Form of Amended and Restated ISO Agreement
Exhibit 1.1(a)(L)(2)	Form of Merchant Application Approval Policy
Exhibit 1.1(a)(M)(1)-(6)	Form of Amended and Restated MSA Service Addenda
Exhibit 1.1(a)(N)	Form of Holdco Certificate of Incorporation
Exhibit 1.1(a)(O)	Form of Holdco By-laws
Exhibit 1.1(a)(P)(1)-(3)	Form of New Service Addenda
Exhibit 1.1(a)(S)	Form of MSA Exhibit B
Exhibit 1.1(a)(T)	Form of MSA Outsourcing Policies and Procedures
Exhibit 1.1(a)(U)	Form of Amended and Restated TicketPop Service Agreement
Exhibit 1.1(a)(V)	Form of Business Plan
Exhibit 1.1(a)(W)	Form of ATH Support Agreement
Exhibit 1.1(a)(X)	Form of Assignment/Change in Control Rider

IN WITNESS WHEREOF, the Parties have executed or caused this Amendment to be executed as of the date first written above.

POPULAR, INC.
By: /s/ Richard L. Carrión
Name: Richard L. Carrión
Title: Chairman of the Board and Chief Executive Officer
EVERTEC, INC.
By: /s/ Richard L. Carrión
Name: Richard L. Carrión
Title: Chairman of the Board
AP CARIB HOLDINGS, LTD.
By: Apollo Management VII, L.P., its sole director
By: AIF Management LLC, its general partner
By: /s/ Marc Becker
Name: Marc Becker
Title: Vice President
CARIB ACQUISITION, INC.
By: /s/ Marc Becker
Name: Marc Becker
Title: President

[Signature Page of Amendment to Merger Agreement]